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                                                                 Exhibit 99.1



                                          FOR IMMEDIATE RELEASE

CONTACT:

Richard Reichgut, V.P. Marketing          John A. Stiles
(212) 279-2275                            John A. Stiles and Associates, L.L.C.
rreichgut@AuthentiDate.com                314-994-0560
--------------------------

John Botti, Chairman, Pres, CEO
(518) 346-7799


                           AUTHENTIDATE HOLDING CORP.
          STREAMLINES U.S. OPERATIONS AND ANNOUNCES MANAGEMENT CHANGES

             - Cost Savings Estimated At Approximately $1 Million -

Schenectady, N. Y. - June 16, 2003 -- AuthentiDate Holding Corp. (AHC) (NASDAQ:
ADAT) today announced that it would streamline its U.S. operations by consolidating the marketing, sales and the development and operations departments of two of its U.S. divisions, AuthentiDate, Inc. and Trac Medical Solutions, Inc. Authentidate International AG, which is headquartered in Europe and AuthentiDate's U.S. based DocStar division will continue their current operations.

By combining resources the Company expects to achieve an annual cost savings of approximately $1,000,000 due to some personnel reductions in its New York City office as a result of the consolidation. Furthermore, the Company expects to be more effective in marketing the Authentidate concept to the US market place. John Botti, Chairman and CEO of AuthentiDate Holding Corp, will assume the additional duties and title of President of AuthentiDate, Inc. and Jeffrey Frankel will continue to serve as the President of Trac Medical Solutions. Richard Reichgut will be the Vice President, Marketing for both companies and Dennis Bunt will continue to serve as the Chief Financial Officer for both companies. The Company also stated that the employment contract of Robert Van Naarden which expires in July 2003, will not be renewed so as to allow him to pursue other endeavors. Mr. Van Naarden was the chief executive officer of Authentidate, Inc., a subsidiary of AuthentiDate Holding Corp.

                                    - more -




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About AuthentiDate Holding Corp.
AuthentiDate Holding Corp. (AHC) is the holding company of five business units:
DocSTAR, AuthentiDate International AG, AuthentiDate Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate is establishing itself as the authority on "content security," a growing sector of the electronic network security infrastructure market Trac Medical uses the AuthentiDate service to improve speed, accuracy and security in processing medical forms. These three business units comprise the AuthentiDate Segment for financial reporting purposes. DocSTAR sells a complete line of document imaging products and DJS delivers professional services centered on systems integration projects, staff augmentation, out-tasking and outsourcing services, and resells computer related products.

This press release contains  forward-looking  statements  within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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